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As filed with the Securities and Exchange Commission on April 8, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCED POWER TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	93-0875072 (I.R.S. Employer Identification No.)

Advanced Power Technology, Inc. Stock Option Plan
(Full Title of the Plan)

405 S.W. Columbia Street
Bend, Oregon 97702
(Address of Principal Executive Offices)

(541) 382-8028
(Telephone Number, Including Area Code, of Principal Executive Offices)

Copy to:
David C. Baca, Esq.
Marcus J. Williams, Esq.
Davis Wright Tremaine LLP
2300 Wells Fargo Tower
1300 SW Fifth Avenue
Portland, Oregon 97201

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	150,000	$9.25	$1,387,500	$175.88

(1)
Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $9.25 based on the last sale quoted on The Nasdaq Stock Market, Inc. on March 29, 2004.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1. Plan Information.1

Item 2. Registrant Information and Employee Plan Annual Information.2

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

2
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are hereby incorporated by reference into this Registration Statement:

  (a)
  The Registrant's most recent annual report on Form 10-K (File No. 001-16047), filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, containing audited financial statements for the Registrant's latest fiscal year;

  (b)
  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above;

  (c)
  The Registrant's registration statement on Form S-8, filed under File No. 333-49800 and effective on November 13, 2000, and the Registrant's registration statement on Form S-8, filed under File No. 333-81376 and effective on January 25, 2002; and

  (d)
  The Registrant's description of securities contained in the registration statement on Form 8-A, filed under File No. 333-38418 and declared effective on August 7, 2000.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interest of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Registrant has authority under applicable provisions of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided under that statute. The Registrant's Bylaws, amended and restated as of May 31, 2000, contain additional indemnification provisions for the benefit of certain directors and officers of the Registrant.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The following Exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description
3.1	Certificate of Incorporation(1)
3.2	Bylaws(1)
4.1	Reference is made to Exhibits 3.1 and 3.2
5.1	Opinion of Davis Wright Tremaine as to the legality of securities being registered through this Registration Statement
10.3	Advanced Power Technology, Inc. Stock Option Plan Summary(2)
23.1	Consent of Davis Wright Tremaine, contained in opinion filed as Exhibit 5.1
23.2	Consent of KPMG LLP
24.1	Power of Attorney (see signature page)

(1)
Incorporated by reference to the Registrant's registration statement on Form S-1, SEC File Number 333-38418, declared effective August 7, 2000.

(2)
Incorporated by reference to the Registrant's registration statement on Form S-8, SEC File Number 333-49800, effective November 13, 2000 and the Registrant's registration statement on Form S-8, SEC File No. 333-81376, effective on January 25, 2002.

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes to do the following:

  (1)
  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  (i)
  Include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  Reflect in the prospectus facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

  (iii)
  Include any additional or changed material information on the plan of distribution.

  (2)
  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3)
    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (c)
  (1)   For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities
          Act as part of this registration statement as of the time the Commission declared it effective.

  (2)
  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on the 29 day of March 2004.

ADVANCED POWER TECHNOLOGY, INC., A DELAWARE CORPORATION
By:
/s/ GREG M. HAUGEN Greg M. Haugen Chief Financial Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Advanced Power Technology, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Patrick P.H. Sireta and Greg M. Haugen, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK P.H. SIRETA Patrick P.H. Sireta Principal Executive Officer	President, Chief Executive Officer and Chairman of the Board	March 29, 2004
/s/ GREG M. HAUGEN Greg M. Haugen Principal Financial Officer	Chief Financial Officer	March 29, 2004
/s/ DOUGLAS S. SCHATZ Douglas S. Schatz Director	Director	March 29, 2004
/s/ JAMES E. PETERSEN James E. Petersen Director	Director	March 29, 2004
/s/ ROBERT C. PEARSON Robert C. Pearson Director	Director	March 29, 2004
/s/ RONALD F. MCKENNA Ronald F. McKenna Director	Director	March 29, 2004
/s/ ALFRED J. STEIN Alfred J. Stein Director	Director	March 29, 2004

INDEX TO EXHIBITS

Exhibit Number	Description	Sequentially Numbered Pages
5.1	Opinion of Davis Wright Tremaine as to the legality of securities being registered through this Registration Statement	2
23.1	Consent of Davis Wright Tremaine, contained in opinion filed as Exhibit 5.1
23.2	Consent of KPMG LLP	1
24.1	Power of Attorney (see signature page)

QuickLinks

CALCULATION OF REGISTRATION FEE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS